Exhibit 10.3

TERMINATION OF ADVISORY AGREEMENT

This TERMINATION OF ADVISORY AGREEMENT (this “Agreement”)  is made and entered into as of the 20th day of December, 2016 (the “Effective Date”), by and among Independence Realty Trust, Inc., a Maryland corporation (“IRT”), Independence Realty Operating Partnership, LP, a Delaware limited partnership (“IROP”), and Independence Realty Advisors, LLC, a Delaware limited liability company (“IRA”). Each of IRT, IROP and IRA is sometimes referred to individually in this Agreement as a “Party” and collectively they are sometimes referred to as the “Parties.”

WITNESSETH:

WHEREAS, on May 7, 2013, the parties entered into that certain Second Amended and Restated Advisory Agreement, as amended by the First Amendment thereto dated as of July 26, 2013 and the Second Amendment thereto dated as of September 25, 2015 (the “Advisory Agreement”);

WHEREAS, IRT and IROP are parties to that certain Securities and Asset Purchase Agreement, dated as of September 27, 2016, by and among RAIT Financial Trust, RAIT TRS, LLC, Jupiter Communities, LLC, the entities set forth on the signature pages thereto under “RAIT Selling Stockholders,” IRT and IROP (the “Purchase Agreement”);

WHEREAS, all capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement IROP acquired all of the issued and outstanding membership interests of IRA and IRA became a subsidiary of IRT and IROP; and

WHEREAS, each of the Parties desires to terminate the Advisory Agreement.

NOW, THEREFORE in consideration of the recitals and other consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Parties agree as follows:

1.Termination of Advisory Agreement.  The Parties hereby agree that, notwithstanding anything to the contrary in the Advisory Agreement, the Advisory Agreement shall terminate and be of no further force or effect as of the Effective Date and none of the Parties shall have any further obligations thereunder.

2.Further Assurances. Each Party shall, at the request of any other Party, execute and deliver such additional documentation, instruments and other assurances and perform or cause to be performed such further and other acts or things as may be reasonably required to give full effect to, and carry out the intent of, this Agreement.

3.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of New York to be applied.

4.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  Facsimiles, e-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

5.Severability.  If any term or provision hereof is held invalid, illegal or unenforceable in any respect under any applicable Law or as a matter of public policy, the validity, legality and enforceability of all other terms and provisions hereof shall not in any way be affected or impaired.  If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

6.Entire Agreement.  This Agreement constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, between the Parties respecting the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ Farrell Ender
Name:	Farrell Ender
Title:	President

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

By:	Independence Realty Trust, Inc., its general partner

By:	/s/ Farrell Ender
Name:	Farrell Ender
Title:	President

INDEPENDENCE REALTY ADVISORS, LLC

By:	Independence Realty Operating Partnership, LP, its sole member

By:	Independence Realty Trust, Inc., its general partner

By:	/s/ Farrell Ender
Name:	Farrell Ender
Title:	President